CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our reports dated April 1, 2011 and October 15, 2010 with respect to the audited financial statements of Future Energy, Corp. for the period from April 6, 2010 (Inception) to January 31, 2011 and from inception to July 31, 2010, respectively.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

 MaloneBailey, LLP

 www.malone−bailey.com

 Houston, Texas

April 5, 2011